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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934


                                 AUGUST 18, 2000
                Date of Report (Date of earliest event reported)


                           DELTA BEVERAGE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


              DELAWARE              __________                   75-2048317
  (State or Other Jurisdiction of   (Commission                (IRS Employer
           Incorporation)           File Number)            Identification No.)


                               2221 DEMOCRAT ROAD
                            MEMPHIS, TENNESSEE 38132
          (Address of Principal Executive Offices, including Zip Code)


                                 (901) 344-7100
              (Registrant's Telephone Number, including Area Code)

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ITEM 5.  OTHER EVENTS.

         Delta Beverage Group, Inc., a Delaware corporation ("Delta"), is a subsidiary of PepsiAmericas, Inc., a Delaware corporation ("PepsiAmericas").

         On August 18, 2000, PepsiAmericas entered into an Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") with Whitman Corporation, a Delaware corporation ("Whitman"), and Anchor Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Whitman ("Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of PepsiAmericas with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Whitman. Simultaneously with the Merger, Merger Sub will be renamed "PepsiAmericas, Inc."

         Upon completion of the transaction, PepsiAmericas Chief Executive Officer, Robert Pohlad, will be elected to Whitman's Board of Directors and will become Chief Executive Officer of Whitman.

         The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

         Prior to its execution, the Merger Agreement was approved by the respective Boards of Directors of Whitman and PepsiAmericas. The consummation of the Merger is subject, among other things, to the approval of the Merger by the shareholders of PepsiAmericas, to the approval of the issuance of Whitman common stock by the shareholders of Whitman and to certain regulatory approvals. In connection with execution of the Merger Agreement, Dakota Holdings, LLC and PepsiCo, Inc. entered into separate voting agreements with Whitman and PepsiAmericas, respectively, to approve the Merger and the issuance of Whitman common stock.

         The Merger will result in a "Change of Control" under the Indenture dated December 17, 1996 governing $120,000,000 of 9-3/4% Senior Notes due 2003 (the "Notes") issued by Delta. Consequently, within 30 days after the Merger, Delta will mail notice to each Noteholder of the Noteholder's right to require Delta to purchase all or a portion of its Notes at a purchase price in cash equal to 101% of principal plus accrued and unpaid interest to the date of purchase. The purchase date will be between 30 and 60 days after the date notice is mailed. The notice will state the date of purchase and other information necessary to enable Noteholders to exercise thier option to tender Notes for purchase.

         PepsiAmericas will cause all of the outstanding shares of Series AA Preferred Stock of Delta to be redeemed and retired not later than the Effective Time (as defined in the Merger Agreement). In connection therewith, Whitman has agreed to provide, at the Closing (as defined in the Merger Agreement), funds in an amount not to exceed $32,179,655 plus any accrued but unpaid dividends to pay the holders of such shares in exchange therefor or to reimburse PepsiAmericas for making such payments to such holders.

         Copies of the Merger Agreement, certain exhibits thereto and the joint press release issued by Whitman and PepsiAmericas on August 21, 2000 are filed as exhibits hereto and are incorporated by reference herein.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)-(b)  Not applicable.

(c)      Exhibits:

         2.1 Agreement and Plan of Merger, dated as of August 18, 2000, among Whitman Corporation, Anchor Merger Sub, Inc. and PepsiAmericas, Inc.

         99.1 Voting Agreement, dated as of August 18, 2000, between Whitman Corporation and Dakota Holdings, LLC (in the form of Exhibit A to the Merger Agreement).

         99.2 Voting Agreement, dated as of August 18, 2000, between PepsiCo, Inc. and PepsiAmericas, Inc. (in the form of Exhibit B to the Merger Agreement).

         99.3 Joint Press Release issued by Whitman Corporation and PepsiAmericas, Inc. on August 21, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2000                       Delta Beverage Group, Inc.


                                             By:  /s/ John F. Bierbaum
                                                --------------------------------
                                                  John F. Bierbaum
                                                  Chief Financial Officer and
                                                  Vice President



                                       4
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                                  EXHIBIT INDEX

The following is a list of the Exhibits filed herewith.

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
------   ----------------------

2.1 Agreement and Plan of Merger, dated as of August 18, 2000, among Whitman Corporation, Anchor Merger Sub, Inc. and PepsiAmericas, Inc.

99.1 Voting Agreement, dated as of August 18, 2000, between Whitman Corporation and Dakota Holdings, LLC (in the form of Exhibit A to the Merger Agreement).

99.2 Voting Agreement, dated as of August 18, 2000, between PepsiCo, Inc. and PepsiAmericas, Inc. (in the form of Exhibit B to the Merger Agreement).

99.3 Joint Press Release issued by Whitman Corporation and PepsiAmericas, Inc. on August 21, 2000.



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